Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
      The annual report on Form 10-K for the year ended December 31, 2004 of the Company fully complies with the requirements of Section 13(a)(1) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael I. Roth

Michael I. Roth
Chairman and Chief Executive Officer
Dated: September 30, 2005

/s/ Frank Mergenthaler

Frank Mergenthaler
Executive Vice President and Chief Financial Officer
Dated: September 30, 2005

(1) Except to the extent that management’s report on internal control over financial reporting, or the disclaimer of opinion on internal control over financial reporting in the report of PricewaterhouseCoopers LLP, is ever deemed not to comply with the requirements of Section 13(a).